SERIES A AND SERIES B NOTES CONVERSION AGREEMENT

THIS SERIES A AND SERIES B NOTES CONVERSION AGREEMENT (this “Agreement”), dated as of January 7, 2010 (the “Agreement Date”), by and among Solar EnerTech Corp., a Delaware corporation (the “Company”), and the holders of Notes (as defined below) representing at least seventy-five percent (75%) of the aggregate principal amount of the outstanding Notes (the “Required Holders”).

RECITALS

WHEREAS, the Company entered into a Securities Purchase Agreement, dated March 7, 2007, pursuant to which the Company issued to certain investors Series A Convertible Notes (each a “Series A Note,” and collectively, the “Series A Notes”), Series B Convertible Notes (each a “Series B Note,” and collectively, the “Series B Notes”, and together with the Series A Notes, the “Notes”), Series A Warrants to Purchase Common Stock (the “Series A Warrants”) and Series B Warrants to Purchase Common Stock (the “Series B Warrants”).

WHEREAS, pursuant to terms and conditions of the Series A Notes, any unpaid principal and any accrued but unpaid interest owed under the Series A Notes are convertible into shares of Common Stock at a conversion price per share of common stock of $0.69 per share (the “Series A Conversion Price”).

WHEREAS, pursuant to terms and conditions of the Series B Notes, any unpaid principal and any accrued but unpaid interest owed under the Series B Notes are convertible into shares of Common Stock at a conversion price per share of common stock of $0.57 per share (the “Series B Conversion Price”).

WHEREAS, the Company entered into a Securities Purchase Agreement, dated January 11, 2008, pursuant to which the Company issued and sold to certain investors shares of the Company’s Common Stock and Series C Warrants to Purchase Common Stock (the “Series C Warrants,” and together with the Series A Warrants and the Series B Warrants, collectively, the “Warrants”).

WHEREAS, the Company and Required Holders desire to amend the Series A Notes and Series B Notes to, among other things, reduce the Series A Conversion Price and the Series B Conversion Price to $0.15 per share (the “New Conversion Price”) in consideration for the conversion of all outstanding amounts owed under the Notes into shares of the Company’s Common Stock (the “Conversion Stock”).

WHEREAS, upon the closing of the transactions contemplated by this Agreement, the Company will enter into an Amendment to the Series A, Series B and Series C Warrants to, among other things, amend the exercise price of the Warrants to $0.15.

WHEREAS, Section 15 of the Notes provides that the Notes may be amended by written consent of the Required Holders.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and Required Holders hereby agree as follows:

1.
AMENDMENT OF SERIES A NOTES AND SERIES B NOTES.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, the Required Holders having the power to amend the Series A and Series B Notes, effective upon the Closing (as defined in Section 6(a)), hereby amend each Series A Note and Series B Note as follows:

(a)	Section (3)(b) of each Series A Note and Series B Note is hereby amended in its entirety to read as follows:

“Forced Conversion.  In the event that the Required Holders elect to convert all of the Notes held by the Required Holders, then (i) all of outstanding principal of all outstanding Notes, (ii) all accrued and unpaid interest with respect to all outstanding Notes and (iii) all accrued and unpaid Late Charges with respect to all outstanding Notes will be automatically converted at the Conversion Price (as defined below) on the date the Required Holders’ provide their written election to convert (the “Forced Conversion”) such that no Notes will be outstanding after the date thereof, no interest or Late Charges will thereafter be payable.  Notwithstanding anything set forth in this Note or elsewhere, the Holder is not required to take any further action to automatically convert this Note under a Forced Conversion except that the Holder shall physically surrender to the Company this Note by delivery of the same to the Company’s outside counsel at DLA Piper LLP (US), 2000 University Ave, East Palo Alto, CA  94303, Attention: Yem Mai, Esq. in order to receive a stock certificate for the number of shares of Common Stock to which the Holder shall be entitled to upon the Forced Conversion.

(b)	Section 3(c)(ii) of each Series A Note and Series B Note is hereby amended in its entirety to read as follows:

““Conversion Price” means, as of any Conversion Date (as defined below) or other date of determination, an amount equal to $0.15.”

(c)	Section 3(d) of each Series A Note and Series B Note is hereby amended in its entirety to read as follows:

“Mechanics of Conversion.

(i) Forced Conversion.  Upon the Forced Conversion, (the “Conversion Date”), no separate notice of conversion (“Conversion Notice”) shall be required and the Required Holders’ election to convert all of the Notes shall be deemed to constitute the Conversion Notice for all outstanding Notes.  After physical surrender the Note to a common carrier for delivery to the Company (to its counsel DLA Piper LLP (US), 2000 University Avenue, East Palo Alto, CA  94303, Attention: Yem Mai, Esq.) as soon as practicable on or following such date (or an indemnification undertaking with respect to the Note in the case of its loss, theft or destruction) and an instruction letter specifying the contact information and the address to which the shares of Common Stock shall be delivered, on or before the second (2nd) Trading Day following the date of the Company’s receipt of the Note and instruction letter, the Company shall transmit by facsimile or electronic mail a confirmation of receipt of such Note to the Holder (to the number or address provided to the Company in the instruction letter) and to the Company's transfer agent (the “Transfer Agent”).  The Person or Persons entitled to receive the shares of Common Stock issuable upon a conversion of this Note shall be treated for all purposes as the record holder or holders of such shares of Common Stock on the Conversion Date.

(ii) Delivery of Certificates. On or before the third (3rd) Trading Day following the date of the Company’s receipt of the Note (the “Share Delivery Date”), the Company shall (X) provided that the Transfer Agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer Program, credit such aggregate number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with DTC through its Deposit Withdrawal Agent Commission system or (Y) if the Transfer Agent is not participating in the DTC Fast Automated Securities Transfer Program, issue and deliver to the address as specified in with instruction letter accompanying the Note, a certificate, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled.

(A) If such delivery is made after the Share Delivery Date (a “Conversion Failure”), then the Company will compensate the Holder at a rate of $100 per day for each of the first ten (10) Trading Days and $200 per day thereafter for each $10,000 of securities.

(B) If the certificates have not been delivered by the fifth (5th) Trading Day after the Share Delivery Date and the Holder has purchased (in an open market transaction or otherwise) Common Stock to deliver in satisfaction of a sale by the Holder of Common Stock issuable upon such conversion that the Holder anticipated receiving from the Company (a “Buy-In”), then the Company shall, within three (3) Trading Days after the Holder's request and in the Holder's discretion, either (i) pay cash to the Holder in an amount equal to the Holder's total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of Common Stock so purchased (the “Buy-In Price”), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to the Holder a certificate or certificates representing such Common Stock and pay cash to the Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Bid Price on the Conversion Date.

(iii) Registration; Book-Entry. The Company shall maintain a register (the “Register”) for the recordation of the names and addresses of the holders of each Note and the principal amount of the Notes held by such holders (the “Registered Notes”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of the Notes shall treat each Person whose name is recorded in the Register as the owner of a Note for all purposes, including, without limitation, the right to receive payments of principal and interest hereunder, notwithstanding notice to the contrary. A Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a request to assign or sell all or part of any Registered Note by a Holder, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes in the same aggregate principal amount as the principal amount of the surrendered Registered Note to the designated assignee or transferee pursuant to Section 17.

(iv) “[Intentionally Omitted.]”

(d)	Section 3(e) of each Series A Note and Series B Note is hereby amended in its entirety to read as follows:

“[Intentionally Omitted.]”

(e)	Section 8 of each Series A Note and Series B Note is hereby amended in its entirety to read as follows:

“[Intentionally Omitted.]”

2.
CONVERSION OF THE NOTES.  Subject to the satisfaction (or waiver) of the conditions set forth in Sections 7 and 8 below, effective upon the Closing, the undersigned, constituting the Required Holders, hereby elect and agree to convert all of amounts owed under the Notes held by the Required Holders into shares of the Company’s Common Stock at the New Conversion Price in accordance with the terms of such Notes, as amended by this Agreement.  Notwithstanding anything in the Notes, the holders of the Notes shall not be required to deliver a notice of conversion attached to each Note as Schedule I.  Pursuant to the newly amended Section 3(b) of each of the Series A Notes and Series B Notes, all of the outstanding principal, accrued and unpaid interest due under all of the Notes shall, upon the Closing, be automatically converted at the Conversion Price (as amended) pursuant to the Forced Conversion.  Notwithstanding anything set forth in the Notes and this Agreement, effective upon the Closing, (i) the Company shall not be responsible to pay and the Required Holder waive on behalf of all of the holders of Notes any Late Charges owed in connection with the failure by the Company to pay the Interest payment due on January 1, 2010 to the holders of the Notes for the fiscal quarter period beginning on October 1, 2009 and ending on December 31, 2009 (the “2009 Q4 Interest Payment”), and (ii) the Required Holders deem that the failure to pay the 2009 Q4 Interest Payment did not constitute a Trigger Event (as defined in the Notes).

3.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  Except as set forth in the SEC Documents (as defined below) and the Disclosure Schedule attached hereto as Exhibit A (the “Disclosure Schedule”), which both shall be deemed a part hereof and shall qualify any representation made herein to the extent of the disclosure contained in the corresponding section of the Disclosure Schedule, the Company hereby represents and warrants to the Required Holders that, as of the date of this Agreement (unless otherwise expressly stated, as used in this Section 3, the term the “Company” includes Solar EnerTech (Shanghai) Co., Ltd. (the “Shanghai Subsidiary”)):

(a)
Subsidiaries. The Company has no direct or indirect subsidiaries other than as specified or disclosed in the SEC Documents. Except as disclosed in the SEC Documents, the Company owns, directly or indirectly, all of the capital stock of each subsidiary free and clear of any and all liens other than liens disclosed in the SEC Documents, and all the issued and outstanding shares of capital stock of each subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights.

(b)
Organization and Qualification.  The Company and its subsidiaries (which for purposes of this Agreement means any joint venture or any entity in which the Company, directly or indirectly, owns any of the capital stock or holds an equity or similar interest) are entities validly existing and in good standing under the laws of the jurisdiction in which they are formed, and have the requisite power and authorization to own their properties and to carry on their business as now being conducted.  Each of the Company and its subsidiaries is duly qualified as a foreign entity to do business and, is in good standing in every jurisdiction in which its ownership of property or the nature of the business conducted by it makes such qualification necessary, except to the extent that the failure to be so qualified or be in good standing would not reasonably be expected to have a Material Adverse Effect.  As used in this Agreement, “Material Adverse Effect” means any material adverse effect on the business, properties, assets, operations, results of operations or condition (financial or otherwise) of the Company and its subsidiaries, individually or taken as a whole, or on the transactions contemplated hereby or in the other Transaction Documents (as defined below) or by the agreements and instruments to be entered into in connection herewith or therewith, or on the authority or ability of the Company to perform in any material respect its obligations under the Transaction Documents.

(c)
Authorization; Enforcement; Validity.  (i) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Agreement, and each of the other agreements entered into by the parties hereto in connection with the transactions contemplated by this Agreement (collectively, the “Transaction Documents”) and to issue the Conversion Stock in accordance with the terms hereof and thereof; (ii) the execution and delivery of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby, including, without limitation, the issuance of the Conversion Stock have been duly authorized by the Company’s Board of Directors and, except as set forth in Section 3(f), no further filing, consent, or authorization is required by the Company, its Board of Directors or its stockholders; and (iii) this Agreement and the other Transaction Documents of even date herewith or as of the Closing Date (as defined below) have been (or upon delivery will have been) duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(d)
Issuance of Securities.  The issuances of the Conversion Stock are duly authorized and are free from all taxes, liens and charges with respect to the issue thereof.  The issuance by the Company of the Conversion Stock is exempt from registration under the requirements of the Securities Act of 1933, as amended (the “Securities Act”).

(e)
No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance of the Conversion Stock) will not (i) result in a violation of any certificate of incorporation, certificate of formation, any articles of designations or other constituent documents of the Company or any of its subsidiaries, any capital stock of the Company or any of its subsidiaries or bylaws of the Company or any of its subsidiaries; (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) in any respect under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its subsidiaries is a party, or result in the imposition of any lien upon any of the material properties or assets of the Company or of any subsidiary pursuant to, any material agreement, credit facility, debt or other instrument (evidencing a Company or subsidiary debt or otherwise) or other understanding to which the Company or any subsidiary is a party or by which any property or asset of the Company or any subsidiary is bound or affected; or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including foreign, federal and state securities laws and regulations and the rules and regulations of the Financial Industry Regulatory Authority’s (FINRA) Over-The-Counter Bulletin Board (the “Principal Market”)) applicable to the Company or any of its subsidiaries or by which any property or asset of the Company or any of its subsidiaries is bound or affected, except in the case of each of clauses (ii) and (iii), such as would not be reasonably likely to have or reasonably be expected to result in a Material Adverse Effect.

(f)
Consents.  No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority by the Company or any subsidiary is required in connection with the consummation of the transactions contemplated by this Agreement except for any required disclosures with the U.S. Securities and Exchange Commission (the “SEC”) pursuant to applicable securities laws.  The Company is not in violation of the listing requirements of the Principal Market and has no knowledge of any facts that would reasonably lead to delisting or suspension of the Common Stock on the Principal Market in the foreseeable future.

(g)
Application of Takeover Protections; Rights Agreement.  The Company and its board of directors (the “Board”) have taken all necessary action in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the state of its incorporation which is or could become applicable to Required Holders as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Conversion Stock and Required Holders’ ownership of the Conversion Stock.

(h)
SEC Documents; Financial Statements.  Except as set forth in the Disclosure Schedule or the SEC Documents, during the two (2) years prior to the date hereof, the Company has timely filed (or has received a valid extension of such time of filing and has filed all SEC Documents prior to the expiration of any such extension) all reports, schedules, forms, statements and other documents required to be filed by it with the SEC pursuant to the reporting requirements of the Exchange Act of 1934, as amended (the “Exchange Act”) (all of the foregoing filed prior to the date hereof along with the draft of the Form 10-K for the fiscal year ended September 30, 2009 delivered to the Required Holders and all exhibits included therein and financial statements, notes and schedules thereto and documents incorporated by reference therein being hereinafter referred to as the “SEC Documents”).  The Company has delivered to the Required Holder or its representative true, correct and complete copies of the SEC Documents not available on the EDGAR system.  As of their respective filing dates, the SEC Documents complied (and with respect to the draft Form 10-K for the fiscal year ended September 30, 2009, such Form 10-K will comply) in all material respects with the requirements of the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to the SEC Documents, and none of the SEC Documents, at the time they were filed with the SEC, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  As of their respective filing dates, the financial statements of the Company included in the SEC Documents complied (and with respect to the draft Form 10-K for the fiscal year ended September 30, 2009, such financials included in the Form 10-K will comply) as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles, consistently applied, during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto, or (ii) in the case of unaudited interim statements, to the extent they may exclude footnotes or may be condensed or summary statements) and fairly present in all material respects the financial position of the Company as of the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments).  No other information provided by the Company directly to the Required Holders which is not included in the SEC Documents contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstance under which they are or were made not misleading.  All material contracts of the Company and the Shanghai Subsidiary have been filed with the SEC Documents.  The Company anticipates filing its Form 10-K for the fiscal year ended September 30, 2009 in substantially the form provided to the Required Holders, except that the Company expects that the Form 10-K as filed will not contain a going-concern audit disclaimer opinion from the Company’s auditors.

(i)
Absence of Certain Changes.  Since the date of the latest unaudited financial statements included in the Company’s Form 10-Q filed on August 14, 2009 and except as specifically disclosed in a subsequent SEC Documents filed prior to the date hereof or as set forth the Disclosure Schedule, (i) there has been no event, occurrence or development that has had or that could reasonably be expected to result in a Material Adverse Effect, or be required to be disclosed by the Company under applicable securities laws on a registration statement filed with the SEC relating to an issuance and sale by the Company of its Common Stock and which has not been publicly announced, (ii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities incurred in the ordinary course of business not required to be reflected in the Company’s financial statements pursuant to U.S. Generally Accepted Accounting Principles  or disclosed in filings made with the SEC, (iii) the Company has not altered its method of accounting, (iv) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company stock plans or pursuant to conversion of outstanding debt.  The Company does not have pending before the SEC any request for confidential treatment of information.  Except as set forth in the Disclosure Schedule, any event, liability or development with respect to the Company or its subsidiaries or their respective business, properties, operations or financial condition, required to be disclosed by the Company under applicable securities laws has been disclosed at least five (5) Trading Days prior to the date hereof.  The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.

“Affiliate” for purposes hereof means, with respect to any Person (as defined below) or entity, another person or entity that, directly or indirectly, (i) has a ten percent (10%) or more equity interest in that Person or entity, (ii) has ten percent (10%) or more common ownership with that Person or entity, (iii) controls that person or entity, or (iv) shares common control with that Person or entity.  “Control” or “Controls” for purposes hereof means that a Person or entity has the power, direct or indirect, to conduct or govern the policies of another Person or entity.

“Trading Day” means any day on which the Common Stock are traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock, then on the principal securities exchange or securities market on which the Common Stock are then traded; provided that “Trading Day” shall not include any day on which the Common Stock are scheduled to trade on such exchange or market for less than 4.5 hours or any day that the Common Stock are suspended from trading during the final hour of trading on such exchange or market (or if such exchange or market does not designate in advance the closing time of trading on such exchange or market, then during the hour ending at 4:00:00 p.m., New York time).

(j)
Conduct of Business; Regulatory Permits.  Neither the Company nor any of its subsidiaries is in violation of any term of or in default under its respective Certificates of Incorporation or its Bylaws or their organizational charter or bylaws, respectively.  Neither the Company nor any of its Subsidiaries is in violation of any judgment, decree or order or any statute, ordinance, rule or regulation applicable to the Company or its subsidiaries, and neither the Company nor any of its subsidiaries will conduct its business in violation of any of the foregoing, except for possible violations which could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, the Company is not in violation of any of the rules, regulations or requirements of the Approved Market and has no knowledge of any facts or circumstances that would reasonably lead to delisting or suspension of the Common Stock by its Approved Market in the foreseeable future.  Since March 10, 2006, (i) the Common Stock has been designated for quotation on the Principal Market, (ii) trading in the Common Stock has not been suspended by the SEC or the Principal Market and (iii) the Company has received no communication, written or oral, from the SEC or the Principal Market regarding the suspension or delisting of the Common Stock from the Principal Market.  The Company and its subsidiaries possess all certificates, authorizations and permits issued by the appropriate regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such certificates, authorizations or permits would not be reasonably likely to have, individually or in the aggregate, a Material Adverse Effect, and neither the Company nor any such subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

(k)
Control of Shanghai Subsidiary.  The Company is the holder of all of the equity of the Shanghai Subsidiary and conducts substantially all of its business through the Shanghai Subsidiary.  The Company has the right, through the action of its board of directors, to exercise absolute control over the Shanghai Subsidiary and to remove and replace the Shanghai Subsidiary’s officers, directors, chairman and any other person without the consent of (or any material condition imposed by) any person or entity, governmental or otherwise.

(l)
Foreign Corrupt Practices.  Neither the Company nor any of its subsidiaries nor any director, officer, agent, employee or other Person acting on behalf of the Company or any of its subsidiaries has, in the course of its actions for, or on behalf of, the Company or any of its subsidiaries (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

(m)
Neither the issuance of the Conversion Stock to the holder of the Notes as registered on the Company’s books (the “Registered Holder”), nor the use of the respective proceeds thereof, shall cause the Registered Holder to violate the U.S. Bank Secrecy Act, as amended, and any applicable regulations thereunder or any of the sanctions programs administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”) of the United States Department of Treasury, any regulations promulgated thereunder by OFAC or under any affiliated or successor governmental or quasi-governmental office, bureau or agency and any enabling legislation or executive order relating thereto.  Without limiting the foregoing, neither the Company nor any subsidiary (a) is a Person whose property or interests in property are blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 200l Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (b) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such Person in any manner violative of Section 2, or (c) is a Person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other OFAC regulation or executive order.

(n)
Sarbanes-Oxley Act.  Except as set forth in the Disclosure Schedule or the SEC Documents, the Company is in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof.

(o)
Transactions With Affiliates.  Except (i) as set forth in the SEC Documents filed at least ten (10) days prior to the date hereof or the draft of the Form 10-K for the fiscal year ended September 30, 2009 delivered to the Required Holders, (ii) standard employee benefits generally made available to all employees, (iii) standard director and officer indemnification agreements approved by the Company’s Board of Directors, (iv) standard employment agreements, and (v) other than the grant of stock or stock options disclosed on the Disclosure Schedule, none of the employees of the Company or any of its subsidiaries is presently a party to any transaction with the Company or any of its subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(p)
Equity Capitalization.  As of the date hereof, the capitalization of the Company is as set forth in the Disclosure Schedule, both before and after giving effect to the transactions contemplated by this Agreement. Except as disclosed in the Disclosure Schedule: (i) as of the Closing Date (as defined below), none of the Company’s capital stock is subject to preemptive rights or any other similar rights or any liens or encumbrances suffered or permitted by the Company; (ii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to issue additional capital stock of the Company or any of its subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, or exercisable or exchangeable for, any capital stock of the Company or any of its subsidiaries; (iii) except as previously disclosed in the SEC Documents, there are no outstanding debt securities, notes, credit agreements, credit facilities or other agreements, documents or instruments evidencing Indebtedness (as defined below) of the Company or any of its subsidiaries or by which the Company or any of its subsidiaries is or may become bound; (iv) there are no financing statements securing obligations in any material amounts, either singly or in the aggregate, filed in connection with the Company or any of its subsidiaries; (v) there are no agreements or arrangements under which the Company or any of its subsidiaries is obligated to register the sale of any of their securities under the Securities Act; (vi) there are no outstanding securities or instruments of the Company or any of its subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its subsidiaries is or may become bound to redeem a security of the Company or any of its subsidiaries; (vii) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Conversion Stock; (viii) the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement; and (ix) the Company and its subsidiaries have no liabilities or obligations required to be disclosed in the SEC Documents but not so disclosed in the SEC Documents, other than those incurred in the ordinary course of the Company’s or its subsidiaries’ respective businesses and which, individually or in the aggregate, do not or would not have a Material Adverse Effect.

(q)
Indebtedness and Other Contracts.  Since the date of the latest unaudited financial statements included in the Company’s Form 10-Q filed on August 14, 2009 and except as disclosed in the Disclosure Schedule or the SEC Documents, neither the Company nor any of its Subsidiaries (i) has any additional outstanding Indebtedness, (ii) is a party to any contract, agreement or instrument, the violation of which, or default under which, by the other party(ies) to such contract, agreement or instrument could reasonably be expected to result in a Material Adverse Effect, (iii) is in violation of any term of or in default under any contract, agreement or instrument, including, without limitation, contracts, agreements or instruments relating to any Indebtedness, except where such violations and defaults would not result, individually or in the aggregate, in a Material Adverse Effect, or (iv) is a party to any contract, agreement or instrument relating to any Indebtedness, the performance of which, in the judgment of the Company’s officers, has or is expected to have a Material Adverse Effect.

For purposes of this Agreement:  (x) “Indebtedness” of any Person means, without duplication, (A) all indebtedness for borrowed money, (B) all obligations issued, undertaken or assumed as the deferred purchase price of property or services, including (without limitation) “capital leases” in accordance with generally accepted accounting principles (other than trade payables entered into in the ordinary course of business), (C) all reimbursement or payment obligations with respect to letters of credit, surety bonds and other similar instruments, (D) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses, (E) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to any property or assets acquired with the proceeds of such indebtedness (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property), (F) all monetary obligations under any leasing or similar arrangement which, in connection with generally accepted accounting principles, consistently applied for the periods covered thereby, is classified as a capital lease, (G) all indebtedness referred to in clauses (A) through (F) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any mortgage, lien, pledge, charge, security interest or other encumbrance upon or in any property or assets (including accounts and contract rights) owned by any Person, even though the Person which owns such assets or property has not assumed or become liable for the payment of such indebtedness, and (H) all Contingent Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (A) through (G) above; (y) “Contingent Obligation” means, as to any Person, any direct or indirect liability, contingent or otherwise, of that Person with respect to any indebtedness, lease, dividend or other obligation of another Person if the primary purpose or intent of the Person incurring such liability, or the primary effect thereof, is to provide assurance to the obligee of such liability that such liability will be paid or discharged, or that any agreements relating thereto will be complied with, or that the holders of such liability will be protected (in whole or in part) against loss with respect thereto; and (z) “Person” means an individual or legal entity, including but not limited to a corporation, a limited liability company, a partnership, a joint venture, a trust, an unincorporated organization and a government or any department or agency thereof.

(r)
Absence of Litigation.  There is no action, suit or proceeding which (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Conversion Stock or (ii) except as specifically disclosed in the SEC Documents, could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any subsidiary, nor any director or officer thereof (in his capacity as such), is or has been the subject of any action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as specifically disclosed in the SEC Documents. There has not been, and to the knowledge of the Company, there is not pending any investigation by the Principal Market, any court, public board, government agency, self-regulatory organization or body, involving the Company or any current or former director or officer of the Company (in his or her capacity as such).

(s)
Insurance.  The Company and its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which the Company and it subsidiaries are engaged. Neither the Company nor any such subsidiary has been refused any insurance coverage sought or applied for and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business on terms consistent with the market for the Company’s and such Subsidiaries’ respective lines of business at a cost that would not have a Material Adverse Effect.  The Disclosure Schedule sets forth a description of all claims made by the Company against its insurers since one month prior to the prior renewal of any policy under which such claim was made.

(t)
Employee Relations.  Neither the Company nor any of its subsidiaries is a party to any collective bargaining agreement or employs any member of a union.  The Company and its subsidiaries believe that their relations with their employees are good and are not aware of any threatened or pending work stoppages, strikes or similar activities.  No executive officer of the Company or any of its subsidiaries (as defined in Rule 501(f) of the Securities Act) has notified the Company or any such subsidiary that such officer intends to leave the Company or any such subsidiary or otherwise terminate such officer’s employment with the Company or any such subsidiary.  To the knowledge of the Company, no executive officer of the Company or any of its subsidiaries, is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement, non-competition agreement, or any other contract or agreement or any restrictive covenant, and the continued employment of each such executive officer does not subject the Company or any of its subsidiaries to any liability with respect to any of the foregoing matters.  The Company and its subsidiaries are in compliance in all material respects with all federal, state, local and foreign laws and regulations respecting labor, employment and employment practices and benefits, terms and conditions of employment and wages and hours, except where failure to be in compliance would not, either individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(u)
Title. The Company and its subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them which is material to the business of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances and defects except for encumbrances that do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company and any of its subsidiaries.  Any real property and facilities held under lease by the Company and any of its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries.

(v)
Intellectual Property Rights.  The Company and its subsidiaries own or possess adequate rights or licenses to use all trademarks, service marks and all applications and registrations therefor, trade names, patents, patent rights, copyrights, original works of authorship, inventions, trade secrets and other intellectual property rights (“Intellectual Property Rights”) necessary to conduct their respective businesses as now conducted.  None of the Company’s registered, or applied for, Intellectual Property Rights, to the extent the Company has such Intellectual Property Rights, have expired or terminated or have been abandoned, or are expected to expire or terminate or expected to be abandoned, within three years from the date of this Agreement.  The Company does not, after reasonable investigation, have any knowledge of any infringement by the Company or its Subsidiaries of Intellectual Property Rights of others.  There is no claim, action or proceeding being made or brought, or to the knowledge of the Company, being threatened, against the Company or its Subsidiaries regarding its Intellectual Property Rights.  Neither the Company nor any of its Subsidiaries is aware of any facts or circumstances which might give rise to any of the foregoing infringements or claims, actions or proceedings.  The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  Without limiting the generality of the foregoing, each of the Company’s employees and consultants (with respects to consultants, only those who have been provided access to intellectual property) has executed and delivered an agreement that contains a clause assigning to the Company any intellectual property developed by the them while providing services to the Company (“IP Assignment Clause”).  The employees and consultants (with respects to consultants, only those who have been provided access to intellectual property) of the Company in the future will be required to execute and deliver to the Company an agreement that contains an IP Assignment Clause, with such changes as may be advisable for applicable laws and regulations.

(w)
Environmental Laws.  The Company and its subsidiaries, to their knowledge, after commercially reasonable investigation: (i) are in compliance with any and all Environmental Laws (as hereinafter defined), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses, (iii) are in compliance with all terms and conditions of any such permit, license or approval, (iv) do not own or operate, and have not owned or operated, any real property (including soils, groundwater, surface water, buildings or other structures) contaminated with any substance that is in violation of Environmental Laws, (v) are not subject to liability for any Hazardous Materials disposal or contamination on any third party property; (vi) have not been associated with any release or threat of release of any Hazardous Materials; and (vii) are not liable for any off-site disposal or contamination pursuant to any Environmental Laws.  There is no civil, criminal or administrative action, suit, investigation, inquiry or proceeding pending or, to the knowledge of the Company, threatened by or before any court or governmental authority against the Company or any of its subsidiaries relating to or arising from the Company’s nor any subsidiary’s non-compliance with any Environmental Laws, nor has the Company received written notice of any alleged violations of Environmental Laws.

The term “Environmental Laws” means all federal, state, local or foreign laws relating to pollution or protection of human health or the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), including, without limitation, laws relating to emissions, discharges, releases or threatened releases of chemicals, pollutants, contaminants, or toxic or hazardous substances or wastes (collectively, “Hazardous Materials”) into the environment, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials, as well as all authorizations, codes, decrees, demands or demand letters, injunctions, judgments, licenses, notices or notice letters, orders, permits, plans or regulations issued, entered, promulgated or approved thereunder.

(x)
Subsidiary Rights.  The Company or one of its subsidiaries has the unrestricted right to vote, and (subject to limitations imposed by applicable law) to receive dividends and distributions on, all capital securities of its subsidiaries as owned by the Company or such subsidiary.

(y)
Tax Status.  The Company and each of its subsidiaries (i) has made or filed all foreign, federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith and (iii) has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply.  There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Company know of no basis for any such claim.

(z)
Internal Accounting and Disclosure Controls.  The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset and liability accountability, (iii) access to assets or incurrence of liabilities is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets and liabilities is compared with the existing assets and liabilities at reasonable intervals and appropriate action is taken with respect to any difference.

The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-14 under the Exchange Act) that are effective in ensuring that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the rules and forms of the SEC, including, without limitation, controls and procedures designed in to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s management, including its principal executive officer or officers and its principal financial officer or officers, as appropriate, to allow timely decisions regarding required disclosure.  During the twelve months prior to the date hereof neither the Company nor any of its subsidiaries have received any notice or correspondence from any accountant relating to any potential material weakness in any part of the system of internal accounting controls of the Company or any of its subsidiaries.

(aa)
Off Balance Sheet Arrangements.  There is no transaction, arrangement, or other relationship between the Company and an unconsolidated or other off balance sheet entity that is required to be disclosed by the Company in its Exchange Act filings and is not so disclosed or that otherwise would be reasonably likely to have a Material Adverse Effect.

(bb)
Investment Company Status.  The Company is not, and upon consummation of the sale of the Securities will not be, an “investment company,” a company controlled by an “investment company” or an “affiliated person” of, or “promoter” or “principal underwriter” for, an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended.

(cc)
Transfer Taxes.  On the Closing Date, all stock transfer or other taxes (other than income or similar taxes) which are required to be paid in connection with issuance of the Conversion Stock will be, or will have been, fully paid or provided for by the Company, and all laws imposing such taxes will be or will have been complied with.

(dd)
Manipulation of Price.  The Company has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company, or (ii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

(ee)
Disclosure.  All disclosures provided to the undersigned Required Holders regarding the Company, its Subsidiaries and their respective businesses and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct in all material respects and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(ff)
ERISA.  Neither the Company nor any ERISA Affiliate maintains, contributes to, or has ever maintained or contributed to, any liability or contingent liability with respect to any employee benefit plan subject to ERISA.

(gg)
Registration Requirements.  Mr. Leo Young, the Chief Executive Officer of the Company, is a citizen of the United States and is not required to register his investment activities relating to the Company with any foreign exchange authority or similar governmental entity in the People’s Republic of China (“PRC”).

4.
Restrictive Legends.  Each stock certificate representing the Conversion Stock, and any other securities issued in respect of the Conversion Stock upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event shall be stamped or otherwise imprinted with legends in substantially the following form:

“THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.  NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.”

Any legend endorsed on a certificate pursuant to this Section and the stop transfer instructions with respect to such legended securities shall be removed, and the Company shall issue a certificate without such legend to the holder of such securities, if such securities are registered under the Securities Act and a prospectus meeting the requirements of Section 10 of the Securities Act is available or if such holder satisfies the requirements of Rule 144.

5.	COVENANTS.

(a)	Best Efforts. Each party shall use its reasonable best efforts to timely satisfy each of the conditions to be satisfied by it as provided in Sections 7 and 8 of this Agreement.

(b)
Pledge of Securities.  The Company acknowledges and agrees that the Conversion Stock may be pledged by the Registered Holder in connection with a bona fide margin agreement or other loan or financing arrangement that is secured by the Conversion Stock, including the existing pledge of The Quercus Trust’s Series A Notes and Series B Note (and, after the effectuation of the conversion contemplated hereunder, The Quercus Trust’s Conversion Stock) to Goldman Sachs Bank USA or any of its Affiliates, successors or assigns (hereinafter collectively referred to as “Goldman Sachs”) pursuant to the Revolving Loans (Committed Loan) Loan Agreement dated December 15, 2009 between Goldman Sachs and Kaziikini, LLC (the “Credit Agreement”) and the Guaranty, Security and Pledge Agreement dated December 15, 2009 made by The Quercus Trust in favor of Goldman Sachs Bank USA (the “Guaranty and Security Agreement”) or any of the other Loan Documents (as that term is defined in the Credit Agreement).  The pledge of Conversion Stock and the effectuation by Goldman Sachs of its rights and remedies under any of the Loan Documents shall not be deemed to be a transfer, sale or assignment of the Conversion Stock  hereunder, and the Registered Holder shall not be required to provide the Company with any further notice thereof, obtain the consent of the Company or otherwise make any delivery to the Company pursuant to this Agreement or any other Transaction Document.  The Company hereby agrees to execute and deliver such documentation as a pledgee of the Conversion Stock (including Goldman Sachs) may reasonably request in connection with a pledge of the Conversion Stock to such pledgee by the Registered Holder or the effectuation of the rights and remedies of any pledgee under the documents governing such pledge.

(c)
Conduct of Business.  The business of the Company and its subsidiaries shall not be conducted in violation of any law, ordinance or regulation of any governmental entity, except where such violations would not result, either individually or in the aggregate, in a Material Adverse Effect.

(d)
Delivery of Certificates.  Upon any request for removal of restrictive legends on the Conversion Stock, certificates for shares of Common Stock will be delivered to the Registered Holder within three (3) Trading Days.

(e)
Existing Management Agreements and Equity Compensation.  The Required Holders agree not to take any action which would not honor in any material respect: (i) all existing Management Agreements and Executive Incentive Agreements entered into by the Company, all of which have been previously filed with the SEC; and (ii) all outstanding stock options and restricted stock grants issued by the Company under the Company’s current outstanding equity incentive and restricted stock plans, all of which have been previously filed with the SEC.

(f)
Equity Incentive Plans.  The Required Holders agree to take all necessary actions required to approve the number of shares authorized under the Company’s equity incentive plans to increase the number of shares of common stock authorized to be issued under such equity incentive plans to equal twenty percent (20%) of the Company’s fully-diluted outstanding stock (including the conversion of all of the Notes and Warrants).  The Required Holders further agree to take all necessary actions required to provide for the grants of additional stock options equal to approximately thirty (30%) of the current option holding of each employee in good standing with the Company, which options shall have an exercise price of $0.15 per share.  Shares of the Company’s restricted stock forfeited by departed or departing directors or employees shall be reserved for use as equity compensation and re-designated by Mr. Leo Young as the Company’s Chief Executive Officer.  The Company shall comply with all applicable tax withholding requirements with respect to any future Company equity incentive grants.

(g)
Compensation Committee Approval.  The Company agrees that all new options and restricted stock grants pursuant to Section 5(f), other than restricted stock grants to be redesignated by Mr. Young as provided for in Section 5(f) above, shall be approved by the Company’s Compensation Committee of the Board of Directors (the “Compensation Committee”).

(h)
New Employment Agreements.  Upon the Closing, the Company shall enter into new employment contracts with its key management members, as designated by the Company’s Chief Executive Officer in the form provided to the Required Holders.

(i)
Future Employment Agreements.  The Company agrees that all future employment agreements with its employees (whether employed directly by the Company or through the Shanghai Subsidiary) shall include, in accordance with and to the extent enforceable under applicable law, (i) appropriate intellectual property assignment clauses pursuant to which the Company shall own all relevant intellectual property rights generated by its employees and (ii) appropriate confidentiality and non-compete covenants.

(j)
Termination of Securities Purchase Agreement.  With respect to the Securities Purchase Agreement dated March 7, 2007 pursuant to which the Company issued to certain investors the Notes, the Series A Warrants and the Series B Warrants, the Company and the Required Holders (as the holders of at least 60% of the aggregate number of shares issuable collectively under the Notes, the Series A Warrants and the Series B Warrants) hereby agree to terminate such agreement, effective upon the Closing.

(k)
Stockholders’ Meeting.  The Company shall hold a stockholders’ meeting within 45 days of the Closing.  In the event that it fails to perform, observe, or discharge its obligation to hold such meeting within the 45 day period after Closing, the Required Holder shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.  Following the transactions contemplated by Sections 8(f) and (g) hereof through the date of the stockholders’ meeting and any adjournments thereof, the Company shall maintain the number of members on its Board of Directors at five members.

(l)
Stock/Option Plan Approvals.  The Company shall use its best efforts to cause all PRC citizens employed by the Shanghai Subsidiary who have or will participate in the Company’s stock or option plan to obtain, through the Shanghai Subsidiary, the approval of the relevant foreign exchange authority or similar governmental entity to the extent required under applicable PRC laws.

(m)
Amendment to Articles of Association of Shanghai Subsidiary.  As soon as practicable after the Closing, the Company shall cause the Articles of Association of the Shanghai Subsidiary to be amended to comply with current PRC law, including, without limitation, providing that the shareholder of the Shanghai Subsidiary shall be its highest authority and make all important decisions relating to its business operations.

(n)
Registered Capital.  The Company’s registered capital required under the Shanghai Subsidiary’s governing documents is USD$47,500,000.  As of the date hereof, the Company’s paid-in registered capital is USD$31,960,028.87.  In accordance with the Company’s discussions with local authorities, the Company believes it will be able to amend its registered capital to lower the amount required such that additional paid-in capital is not required to be contributed or otherwise extend the date by which the registered capital is required to be contributed such that, in any event, the failure to have currently paid-in registered capital at the registered amount will not have a Material Adverse Effect.

(o)
Registration Rights.  Upon the request of holders of a majority of the shares of Conversion Stock originally issued upon the conversion of the Notes, the Company shall use its best reasonable efforts to file and cause to be effective a registration statement registering the re-sale of shares of Conversion Stock to the extent not previously registered, and provide for substantially similar registration rights as those provided to the holders of the Series A Notes pursuant to that certain Registration Rights Agreement dated March 7, 2007 by and among the Company and the holders of the Series A Notes.

6.	CLOSING MATTERS.

(a)
The Closing.  Subject to the termination of this Agreement as provided in Section 9 below, the closing of the conversion of the Notes by the Required Holders and the issuance by the Company of the Conversion Stock (the “Closing”) shall be held at the offices of DLA Piper LLP (US), counsel to the Company at 2000 University Avenue, East Palo Alto, CA  94403, on January 7, 2010, or such other date as the Company and the Required Holders shall agree (such date, the “Closing Date”).

(b)	Conversion Deliverables. As soon as practicable after the Closing,

(i)	each Required Holder will physically surrender its Note;

(ii)
the Company will deliver via electronic mail the Stock Issuance Letter to Continental Stock Transfer & Trust Company, the Company’s transfer agent, to issue stock certificates for the Conversion Stock issuable for all Notes physically surrendered to the Company (the “Issuance Letter”); and

(iii)
within three (3) Trading Days after the delivery of the Issuance Letter to Continental Stock Transfer & Trust Company, the Company will issue to each Required Holder a stock certificate representing the Required Holder’s Conversion Stock for all Notes physically surrendered to the Company.

7.
CONDITIONS TO THE COMPANY’S OBLIGATION TO CLOSE.  The obligation of the Company hereunder to issue the Conversion Stock at the Closing is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for the Company’s sole benefit and may be waived by the Company at any time in its sole discretion by providing the Required Holders with prior written notice thereof:

(a)	Executed Agreement. The Required Holders shall have executed this Agreement and delivered the same to the Company.

(b)	Executed Voting Agreement. The Required Holders shall have executed the Voting Agreement dated as of the Closing Date and attached hereto as Exhibit B (the “Voting Agreement”).

(c)	Executed Warrant Amendment. The Required Holders shall have executed the Warrant Amendment dated as of the Closing Date and attached hereto as Exhibit C (the “Warrant Amendment”).

(d)	Consent to Conversion by Goldman Sachs. The Quercus Trust shall have delivered a consent from Goldman Sachs consenting to the conversion of Notes held by The Quercus Trust pursuant to this Agreement.

8.
CONDITIONS TO REQUIRED HOLDER’S OBLIGATION TO CLOSE.  The obligation of each Required Holder to surrender and convert the Required Holder’s Notes is subject to the satisfaction, at or before the Closing Date, of each of the following conditions, provided that these conditions are for each Required Holder’s sole benefit and may be waived by such Required Holder at any time in its sole discretion by providing the Company with prior written notice thereof:

(a)
Executed Agreements.  The Company shall have duly executed and delivered (physically or by electronic copy) to such Required Holder an executed signature page to this Agreement, the Warrant Amendment and the Voting Agreement.

(b)
Incorporation Documents; Good Standing Certificates.  The Company shall have delivered to such Required Holder a certificate evidencing the formation and good standing of the Company and each of its U.S. subsidiaries in such entity’s jurisdiction of formation issued by the Secretary of State (or comparable office) of such jurisdiction.

(c)
Foreign Qualifications; Good Standing Certificates.  The Company shall have delivered to such Required Holder a certificate evidencing the Company’s qualification as a foreign corporation and good standing issued by the Secretary of State (or comparable office) in each jurisdiction in which the Company has so qualified.

(d)
Accuracy of Representations and Warranties.  The representations and warranties of the Company shall be true and correct in all material respects (except for those representations and warranties that are qualified by materiality or Material Adverse Effect, which shall be true and correct in all respects) as of the date when made and as of the Closing Date, as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such specified date) and the Company shall have performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Closing Date.  Such Required Holder shall have received a certificate, executed by the Chief Executive Officer of the Company, dated as of the Closing Date, to the foregoing effect and as to such other matters as may be reasonably requested by such Required Holder in the form attached hereto as Exhibit D;

(e)	Size of Board. The Company shall have increased the size of its Board of Directors by three seats.

(f)
Appointment of Directors. The Company shall have nominated two directors nominated by the holders of the Notes holding a majority of the outstanding principal of the Notes (the “Noteholder Nominees”), who shall have been appointed to fill vacancies on the Board by the then current directors, effective upon date which his the later of (i) the Closing and (ii) the filing of the Company’s Form 10-K with the Securities and Exchange Commission for the fiscal year ended September 30, 2009.

(g)
Resignation of Directors.  After appointment of the Noteholder Nominees, the Company shall have received from each Robert Coackley and Kevin Koy a letter resigning from the Company’s Board of Directors, effective upon the later of (i) the Closing and (ii) the filing of the Company’s Form 10-K with the Securities and Exchange Commission for the fiscal year ended September 30, 2009.

(h)	Consent to Conversion by Goldman Sachs. The Quercus Trust shall have delivered a consent from Goldman Sachs consenting to the conversion of Notes held by The Quercus Trust pursuant to this Agreement.

9.
TERMINATION.  This Agreement may be terminated by (i) the Company with written notice to the Required Holders or (ii) the Required Holders by written notice to the Company, if the Closing has not been consummated on or before January 30, 2010; provided, however, that no such termination will affect the right of any party to sue for any breach by the other party (or parties).

10.	MISCELLANEOUS.

(a)
Governing Law; Jurisdiction; Jury Trial.  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of California or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware.  Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in County of Kent, Delaware for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.  Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof.  Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.  EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(b)
Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the parties actually executing such counterparts, and all of which together shall constitute one instrument.  The exchange of a fully executed signature page to this Agreement (in counterparts or otherwise) by facsimile or by electronic delivery in PDF format shall be sufficient to bind the parties to the terms and conditions of this Agreement.

(c)	Expenses. The Company and the Required Holders shall each bear their respective expenses and legal fees incurred in connection with the negotiation and consummation of this Agreement

(d)	Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(e)
Non-Severability.  Unless otherwise agreed to by the Company and the Required Holders, if any material provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall cause the Agreement to be null and void and the parties shall be entitled to rescind the transactions contemplated by this Agreement.

(f)
Entire Agreement; Amendments.  This Agreement and the other Transaction Documents supersede all other prior oral or written agreements between the Require Holders, the Company, their affiliates and Persons acting on their behalf with respect to the matters discussed herein, and this Agreement, the other Transaction Documents and the instruments referenced herein and therein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor any Required Holders makes any representation, warranty, covenant or undertaking with respect to such matters.  No provision of this Agreement may be amended other than by an instrument in writing signed by the Company and a majority of the Required Holders.  No provision hereof may be waived other than by an instrument in writing signed by the party against whom enforcement is sought.

(g)
Notices.  Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally, by facsimile when receipt is electronically confirmed, one business day after delivery to a nationally recognized courier service that promises overnight delivery, or otherwise upon receipt, addressed (i) if to a Required Holder, at the address set forth below the Required Holder’s name on the signature page to this Agreement, and (ii) if to the Company, at the address set forth below the Company’s name on the signature page to this Agreement. Any party hereto may, by ten (10) days’ prior notice so given, change its address for future notices hereunder.

(h)
Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.  The Required Holder may not assign any of its rights hereunder without the consent of the Company.

(i)
No Third Party Beneficiaries.  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(j)
Survival.  Unless this Agreement is terminated under Section 9, the representations and warranties of the Company contained in Sections 3, and the agreements and covenants set forth in Sections 4, 5 and 9 shall survive the Closing.  Each Required Holder shall be responsible only for its own representations, warranties, agreements and covenants hereunder.

(k)
Further Assurances.  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(l)
No Strict Construction.  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(m)
Remedies.  The Company, each Required Holder, and each holder of the Conversion Stock shall have all rights and remedies set forth in the Transaction Documents and all rights and remedies which such Company or holders have been granted at any time under any other agreement or contract and all of the rights which such holders have under any law.  Any Person having any rights under any provision of this Agreement shall be entitled to enforce such rights specifically (without posting a bond or other security), to recover damages by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law.  Furthermore, the Company recognizes that in the event that it fails to perform, observe, or discharge any or all of its obligations under the Transaction Documents, any remedy at law may prove to be inadequate relief to the Required Holders.  The Company therefore agrees that each Required Holder shall be entitled to seek temporary and permanent injunctive relief in any such case without the necessity of proving actual damages and without posting a bond or other security.

(n)
Attorney’s Fees.  In the event that any suit or action is instituted under or in relation to this Agreement, including without limitation to enforce any provision in this Agreement, the prevailing party in such dispute shall be entitled to recover from the losing party all fees, costs and expenses of enforcing any right of such prevailing party under or with respect to this Agreement, including without limitation, such reasonable fees and expenses of attorneys and accountants, which shall include, without limitation, all fees, costs and expenses of appeals.

(o)
Replacement of Securities.  If any certificate or instrument evidencing any Conversion Stock is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Conversion Stock. If a replacement certificate or instrument evidencing any Conversion Stock is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

[Signature Pages Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Series A and Series B Note Conversion Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

COMPANY

Solar EnerTech Corp.

By:	/s/ Leo Shi Young
Name: Leo Shi Young
Title: Chief Executive Officer

Address for Notice:
444 Castro Street, Suite# 707
Mountain View, CA  94041
Facsimile: (815) 336-8068
Attention: Leo Shi Young,
Chief Executive Officer

With a copy to (which shall not constitute notice):

Eric Wang
DLA Piper LLP (US)
2000 University Ave
East Palo Alto, CA  94303
Facsimile: (650) 687-1205

IN WITNESS WHEREOF, the parties hereto have caused this Series A and Series B Note Conversion Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

REQUIRED HOLDER

The Quercus Trust

By:	/s/ David Gelbaum
Name: David Gelbaum
Title:

Address for Notice:
1835 Newport Blvd.
A109 - PMB 467
Costa Mesa, CA 92627

With a copy to (which shall not constitute notice):

Joseph P. Bartlett, Esq.
The Law Offices of Joseph P. Bartlett
17050 Sunset Blvd. #D
Pacific Palisades, CA 90067
Telephone:  (310) 584-1234
Facsimile:  (310) 573-0314

And:

Goldman Sachs Bank USA
The Williams Building
295 Chipeta Way, 4th Floor
Salt Lake City, UT 84108
Facsimile: 801-884-1525
Attention:      Chief Credit Officer